Exhibit 10.4

Execution Copy

First Amendment to the Option Agreement
and the Contingent Payment Agreement

This First Amendment to the Option Agreement and the Contingent Payment Agreement (the “Amendment”) is made and entered into as of October 4, 2005, by and among Credit Suisse First Boston (USA), Inc., a Delaware corporation (the “Optionee”), SPS Holding Corp., a Delaware corporation (the “Company”), Select Portfolio Servicing, Inc., a Utah corporation (the “Servicer”), The PMI Group, Inc., a Delaware corporation (“PMI”), FSA Portfolio Management Inc., a New York corporation (“FSA”), and Greenrange Partners LLC, a Connecticut limited liability company (“Greenrange”) (each of Greenrange, PMI and FSA, individually an “Optionor” and collectively the “Optionors”).

WHEREAS, the Optionee, the Company and the Optionors have entered into the Option Agreement, dated as of August 12, 2005 (the “Option Agreement”), pursuant to which the Optionors have granted the Optionee the option to acquire all of the outstanding shares of capital stock of the Company;

WHEREAS, the Optionee, the Servicer and the Optionors have entered into the Contingent Payment Agreement, dated as of August 12, 2005 (the “Contingent Payment Agreement”);

WHEREAS, the Optionee has exercised the Option and the parties hereto intend to consummate the Closing on the date hereof immediately after the execution and delivery of this Amendment;

WHEREAS, the parties hereto desire to set forth their mutual understanding of the manner in which the Specified Regulatory Matters (as defined below) will be indemnified under the Option Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Certain Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Option Agreement.

2.             Amendments of Section 1.1 of the Option Agreement.

(a)           Section 1.1 of the Option Agreement is hereby amended to insert the following definitions:

“Maximum Indemnification Amount” shall be an amount equal the sum of (i) $25,000,000 plus (ii) the lesser of (a) the aggregate amount paid by the Optionors pursuant to Section 11.2(e) based upon the Specified Regulatory Matters and (b)

$9,000,000.  The parties hereto agree that under no circumstances shall the Maximum Indemnification Amount exceed $34,000,000.

 “Specified Regulatory Matters” shall mean the matters set forth in Schedule 1.1(d) hereto.

(b)           The Option Agreement is hereby amended to insert a new schedule entitled “Schedule of Specified Regulatory Matters” as “Schedule 1.1(d)” thereto.  Such new schedule is attached hereto as Schedule 1.1(d).

(c)           Section 1.1 of the Option Agreement is hereby amended to insert the following immediately after the definition of the term “Regulatory Action”:

“The parties hereto agree that the Specified Regulatory Matters shall be deemed to constitute a Regulatory Action for purposes of the Option Agreement and the Contingent Payment Agreement.”

(d)           Section 1.1 of the Option Agreement is hereby amended to insert the following immediately after the definition of the term “Regulatory Payment”:

“The parties hereto agree that all Losses (which shall include, for this purpose, any reverse and reimbursement payments made by the Servicer of premiums, fees or other charges regardless of the beneficiary of such premiums, fees or other charges) that are paid by the Servicer or any of its Subsidiaries or Affiliates based upon or arising out of the Specified Regulatory Matters shall be deemed to constitute Regulatory Payments for purposes of the Option Agreement and the Contingent Payment Agreement; provided, however, that (i) to the extent the events giving rise to such Losses occur (A) before the Closing Date or (B) both before the Closing Date and during the 180-day period immediately after the Closing Date, 100% of such Losses shall be deemed to constitute Regulatory Payments for purposes of the Option Agreement and the Contingent Payment Agreement and (ii) to the extent the events giving rise to such Losses occur both before the Closing Date and after the 180-day period immediately after the Closing Date, 50% of such Losses shall be deemed to constitute Regulatory Payments for purposes of the Option Agreement and the Contingent Payment Agreement (it being agreed that the remaining 50% of such Losses shall be borne by the Servicer).  In the event that the Servicer or any of its Subsidiaries or Affililiates offers, agrees or is required to reverse or reimburse any premiums, fees or other charges for optional products in connection with the Specified Regulatory Matters, then the parties hereto agree that all of such reverse or reimburse payments shall be deemed to constitute Regulatory Payments for purposes of the Option Agreement and the Contingent Payment Agreement; provided, however, that Servicer shall be permitted to respond to an individual customer-initiated complaint or inquiry with a Customer Accommodation or Customer Reversal to the extent otherwise permitted by the Contingent Payment Agreement, provided that such complaint or inquiry does not arise from the Servicer or one of its Subsidiaries or Affiliates contacting such customer.  The parties hereto further agree that none of the Monthly Contingent Payments nor the Final Payment Amount shall be reduced, whether as a reduction to

Professional Services Income (as such term is defined in the Contingent Payment Agreement) or otherwise, by amounts paid or payable by the Optionors pursuant to Section 11.2(e) of this Agreement or amounts that are required to be borne by the Servicer pursuant to this definition or Section 11.2(e) of this Agreement.”

3.             Amendment of Section 11.2(e) of the Option Agreement.  Section 11.2(e) of the Option Agreement is hereby amended to insert the following immediately after clause (iv) of the first sentence:

“; provided, however, that the portion of any Regulatory Payments not subject to indemnification by the Optionors pursuant to this Section 11.2(e) which shall be borne by the Servicer with respect to the Specified Regulatory Matters shall not exceed $2,550,000; provided, further, that the portion of any Regulatory Payments not subject to indemnification by the Optionors pursuant to this Section 11.2(e) which shall be borne by the Servicer in any event shall not exceed $3,050,000.”

4.             Amendment of Section 11.2(g) of the Option Agreement.  Section 11.2(g) of the Option Agreement is hereby amended such that the number “$25,000,000” in such section is deleted and replaced with the term “Maximum Indemnification Amount”.

5.             Amendment of Article V of the Option Agreement.  The first sentence of Article V of the Option Agreement is hereby amended to insert the following immediately after the word “hereof” and immediately before “, the Company”:

“and except for the Specified Regulatory Matters”

6.             Disclosure of the Specified Regulatory Matters.  The Optionee hereby agrees that neither the Company nor any Optionor has been or is in breach of the Option Agreement for not delivering a Disclosure Schedule Supplement in respect of the Specified Regulatory Matters.

7.             Amendment of Sections 3.3(b) and 3.3(c) of the Option Agreement.  The parties hereto agree that the Company shall accrue an incentive bonus payment of $3,300,000 and an income tax benefit of $1,245,750 during the third quarter of fiscal year 2005 and shall reflect such accruals on the Estimated Closing Balance Sheet, the Actual Closing Balance Sheet and the Closing Balance Sheet.  The parties hereto agree that, notwithstanding anything to the contrary contained in the Option Agreement, neither the Company nor the Optionors make any representations or warranties concerning whether such accruals are in accordance with GAAP or otherwise recorded in the same manner as the Company’s consolidated balance sheet as of December 31, 2004.  Sections 3.3(b) and 3.3(c) of the Option Agreement are hereby amended such that the number “$15,500,000” is deleted and replaced with the number “$17,554,250” in each such section.

8.             Amendment of Article VII of the Option Agreement.  The parties hereto agree to amend Article VII of the Option Agreement to insert the following as a new Section 7.11 thereof:

“Section 7.11         Mutual Cooperation.  (a)  Following the Closing Date, the parties agree to mutually cooperate with respect to the Specified Regulatory Matters and other actions, suits, litigations, arbitrations, proceedings, investigations or inquiries (“Other Actions”) involving a party hereto.  Such cooperation shall include, to the extent reasonably requested by a party (a “Requesting Party”), the provision by the other parties of reasonable access during normal business hours to the books and records of such other parties (each a “Cooperating Party”); provided, however, that a Cooperating Party may restrict the foregoing access to the extent that (i) in the reasonable judgment of the Cooperating Party, any law, treaty, rule or regulation of any Governmental Entity applicable to such Cooperating Party requires such Cooperating party or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) in the reasonable judgment of the Cooperating Party, the information is subject to confidentiality obligations to a third party, (iii) such disclosure would result in disclosure of any trade secrets of third parties or (iv) disclosure of any such information or document could reasonably result in the loss of attorney client privilege.  In addition, each party shall use commercially reasonable efforts to make its officers and employees available on a mutually convenient basis to provide an explanation of any information provided hereunder.

(b)  Any information obtained after the Closing Date pursuant to this Section 7.11 (“Confidential Information”) shall be used solely for the purpose of evaluating, defending and resolving the Specified Regulatory Matters and Other Actions and shall be kept confidential (and shall not be disclosed) by the Requesting Party and all persons obtaining such information on such Requesting Party’s behalf or who obtain such information from such Requesting Party.  Confidential Information shall not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Requesting Party or its Representatives, (B) is or becomes available to the Requesting Party or its Representatives from sources that are not known by the Requesting Party to have any obligation not to disclose such information or (C) is independently generated by the Requesting Party without use of or reference to any proprietary or confidential information of the Disclosing Party.  Notwithstanding the foregoing, Confidential Information may be disclosed by a Requesting Party (x) to its directors, officers, employees, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively “Representatives”) who need to know such information if the Requesting Party informs such Representatives of the confidential nature of such information and directs them to treat such information confidentially and to use such information for no purpose other than as specifically permitted by this Agreement, (y) if the Requesting Party is legally required to make such disclosure as a result of a court order, subpoena or similar legal duress, provided that prior to such disclosure, the Requesting Party gives to the Cooperating Party prompt written notice of its receipt of such order or subpoena or similar document so that the Cooperating Party has a reasonable opportunity prior to disclosure to obtain a protective order (if disclosure of Confidential Information is so required, the Requesting Party shall disclose only that portion of such information that is so required and shall assist the

Cooperating Party in obtaining protective orders or undertakings that confidential treatment will be accorded to any such information furnished) and (z) if it determines that it is required to disclose such Confidential Information pursuant to applicable laws or the rules or regulations of a Governmental Entity (including the Securities and Exchange Commission) or self regulatory organization (including the New York Stock Exchange), provided that in such event, it shall only disclose that portion of the Confidential Information which it is advised by counsel is required to be disclosed (after consulting with the Cooperating Party as to such disclosure and the nature and wording of such disclosure) and shall exercise all commercially reasonable efforts to obtain confidential treatment, to the extent available, of documents that are to be filed with a Governmental Entity that constitute Confidential Information.  In the event of termination of this Agreement, each Requesting Party shall promptly return to the Cooperating Party all Confidential Information in its possession (including all written materials prepared or supplied by or on its behalf containing or reflecting any Confidential Information) and will not retain any copies, extracts or other reproductions in whole or in part of any Confidential Information.  Each party shall be responsible for the breach of the terms of this Section 7.11 by its Representatives.

(c)  Each Requesting Party agrees to reimburse the Cooperating Party for its reasonable out-of-pocket costs, if any, of gathering and copying any information pursuant to this Section 7.11 or for providing explanations of such information.  Any request for reimbursement pursuant to this Section 7.11 shall be made in writing and shall provide reasonable detail of such out-of-pocket costs together with appropriate documentation of such out-of-pocket costs.

(d)  Notwithstanding anything to the contrary contained in this Section 7.11, the obligations of the parties contained in Sections 7.11(b) and (c) shall not apply to any information provided to a party hereto pursuant to any other provision of this Agreement or the Contingent Payment Agreement and nothing in this Section 7.11 shall limit, modify or otherwise affect any other provision of this Agreement or the Contingent Payment Agreement.”

9.             Amendments to the Contingent Payment Agreement.

(a)           Section 1 of the Contingent Payment Agreement is hereby amended to insert the following immediately at the end of the definition of the term “Mortgage Loan Servicing Error”:

“or a violation by SPS of applicable law with respect to any optional product relating to such Portfolio Mortgage Loans.”

(b)           Section 7(b) of the Contingent Payment Agreement is hereby amended to insert the following immediately after clause (iii):

“and (iv) SPS may modify its practices of collecting premiums, fees and charges for optional products relating to the Mortgage Loans so long as it collects such premiums,

fees and charges consistent with its practices for collecting premiums, fees and charges for optional products relating to the other Portfolio Mortgage Loans (including, for the avoidance of doubt, transitions of collection of such premiums, fees and charges for the Mortgage Loans to third parties if SPS does not collect premiums, fees and charges for optional products on the other Portfolio Mortgage Loans).”

10.           No Other Amendments; Option Agreement and Contingent Payment Agreement Remain in Effect.  Except as expressly amended by Sections 2, 3, 4, 5, 7 and 8 of this Amendment, the Option Agreement shall remain in full force and effect in the form in which it existed immediately prior to the execution and delivery of this Amendment.  Except as expressly amended by Section 9 of this Amendment, the Contingent Payment Agreement shall remain in full force and effect in the form in which it existed immediately prior to the execution and delivery of this Amendment.

11.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

12.           Entire Agreement; No Third Party Beneficiaries.  The Option Agreement, as amended by this Amendment, the Contingent Payment Agreement, as amended by this Amendment, and the Purchase Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) are not intended to confer any rights or remedies upon any Person other than the parties hereto and thereto.

13.           Amendments.  No amendments, changes or modifications to this Amendment shall be valid unless the same are in writing and signed by the parties hereto.

14.           Counterparts.  This Amendment may be executed in multiple counterparts.  Each counterpart shall be an original, but altogether shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Optionee, the Servicer, the Company and each of the Optionors have executed this Amendment or caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

CREDIT SUISSE FIRST BOSTON (USA), INC.

By	/s/ Neil Radey
Name: Neil Radey
Title: Managing Director and General Counsel

SPS HOLDING CORP.

By	/s/ M. Hollingsworth
Name:
Title:

THE PMI GROUP, INC.

By	/s/ Donald P. Lofe, Jr.
Name: Donald P. Lofe, Jr.
Title: Executive Vice President & Chief Financial Officer

By	/s/ Glen S. Corso
Name: Glen S. Corso
Title: Group SVP

FSA PORTFOLIO MANAGEMENT INC.

By	/s/ Bruce E. Stern
Name: Bruce E. Stern
Title: General Counsel & Managing Director

GREENRANGE PARTNERS LLC

By	/s/ J.H. Ozanne
Name:
Title:

SELECT PORTFOLIO SERVICING, INC.

By	/s/ M. Hollingsworth
Name:
Title:

Signature Page to First Amendment to Option Agreement
and Contingent Payment Agreement